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EXHIBIT 23.1    CONSENT OF RADICS & CO., LLC
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We hereby consent to the use of our report dated March 6, 1998, except for the tenth paragraph of Note 10, as to which the date is April 8, 1998, on the consolidated financial statements of West Essex Bank and Subsidiary as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 in the Registration Statement on Form S-1 filed by West Essex Bancorp, Inc. (the "Company"); in the Application H-(e)1 filed by the Company; in the Notice of Mutual Holding Company Reorganization, Form MHC-1, filed by West Essex Bank, and in the Application for Approval of a Minority Stock Issuance by a Savings Bank Subsidiary of a Mutual Holding Company, Form MHC-2, filed by the Company, all relating to the reorganization of the Bank from a federally chartered mutual savings bank to the two-tier form of mutual holding company organization and concurrent minority stock offering of the Company's common stock. We further consent to the reference to our firm under the heading "Experts" in the offering circular.


                                                           /s/ Radics & Co., LLC


Pine Brook, New Jersey
June 12, 1998